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                          SMITHFIELD FOODS, INC.




                  ______________________________________


                             CREDIT AGREEMENT

                        Dated as of August 19, 1994

                  ______________________________________


                      NATIONSBANK OF VIRGINIA, N. A.
    CREDIT AGREEMENT dated as of August 19, 1994, between SMITHFIELD FOODS, INC. a Delaware corporation (the "Company"), and NATIONSBANK OF VIRGINIA, N.A. (the "Bank").

                                 RECITALS

     The Bank has agreed to make a loan of $50,000,000.00 to the Company pursuant to the terms hereof.

                                 AGREEMENT

     The parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS

     1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Affiliate": as to the Company, (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company, or (b) any Person who is a director, officer or employee (i) of the Company, (ii) of any Subsidiary of the Company or (iii) of any Person described in the preceding clause (a). For purposes of this definition, control of a Person shall mean (A) the power, direct or indirect, (i) to vote 15% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, of (B) the ownership, direct or indirect, of 15% or more of any class of common stock of such Person.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": (i) 0% for the period commencing on the date hereof through February 19, 1996, (ii) 0.25% for the period commencing on February 20, 1996 through August 18, 1996, (iii) 0.50% for the period commencing on August 19, 1996 through February 19, 1997 and (iv) 0.75% for the period commencing on February 20, 1997 through July 31, 1997.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia are authorized or required by law to close.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(c) of the Code.

          "Consolidated Capitalization": Consolidated Funded Debt plus Consolidated Tangible Net Worth.

          "Consolidated Capitalized Lease Obligations": as of the date of any determination thereof, the consolidated obligations of any Person, contingent or otherwise, under any agreements for the lease, hire or use of real or personal property which agreements have been, or under GAAP are required to be, capitalized whether or not such obligations are shown as liabilities or commitments on the balance sheet of such Person.

          "Consolidated Current Assets": of a Person, at a particular date, all amounts which would, in conformity with GAAP, be included under consolidated current assets on a balance sheet of such Person as at such date, provided that there shall be excluded therefrom (a) all prepared expenses of every type and nature, (b) any receivables that arise outside the ordinary course of business, and (c) all amounts due from officers, stockholders, employees and affiliates.

          "Consolidated Current Liabilities": of a Person, at a particular date, the sum of all amounts which would, in conformity with GAAP, be included under consolidated current liabilities on a balance sheet of such Person as at such date.

          "Consolidated Funded Debt": any Indebtedness of the Company and its consolidated Subsidiaries for borrowed money which has an original maturity in excess of one year (excluding (a) Consolidated Funded Debt constituting a guaranty of the funded debt of Smithfield-Carroll's Farms if the tangible net worth of Smithfield-Carroll's Farms at such time is greater than zero and (b) the obligations set forth in the Production Sales Agreements, as defined in the Note Purchase Agreement).

          "Consolidated EBIT": for any period, the sum of (i) Consolidated Net Income plus (ii) (to the extent deducted in determining Consolidated Net Income for such period) (a) all provisions for federal, state or other taxes based on the income of the Company and its consolidated Subsidiaries plus (b) depreciation and amortization expense of the Company and its consolidated Subsidiaries during such period plus (c) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense": for any period, the consolidated interest expense of the Company for such period, including, without limitation, the portion of any Consolidated Capitalized Lease Obligation allocable to interest expense in accordance with GAAP.

          "Consolidated Net Income": of a Person, for a particular period, the net income of such Person, all as determined in accordance with GAAP for such period.

          "Consolidated Tangible Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a balance sheet of the Company at such date; provided, however, such amounts are to be net of amounts carried on the books of the Company for (a) any write-up in the book value of any assets of the Company resulting from a revaluation thereof, (b) treasury stock, (c) unamortized debt discount and expense, (d) any cost of investments in excess of net assets acquired at any time of acquisition by the Company, (e) patents, patent applications, copyrights, trademarks, trade names, and other like intangibles and
     (f) goodwill, experimental or organizational expenses and other like intangibles.

          "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to pur-chase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Equipment":  the meaning assigned thereto in the Security
     Agreement.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Facility": the Guarantor's production facility in Bladen County, North Carolina.

          "GAAP": Generally Accepted Accounting Principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          "Guarantee": the Guarantee executed and delivered by the Guarantor in favor of the Bank pursuant hereto, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantor": Smithfield Packing Company, Incorporated, a Virginia corporation and a wholly owned Subsidiary of the Company.

          "Indebtedness": as to any Person, at a particular time, (a) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, including, without limitation, accounts payable, accrued expenses and other current liabilities, and inter-company accounts,
     (b) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (c) Capitalized Lease Obligations of such Person.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Mortgage": the reference to the Deed of Trust and Security Agreement, to be executed and delivered by the Guarantor in favor of the Bank, in respect of certain of the real property owned by the Guarantor in Bladen County, North Carolina substantially in the form of Exhibit D hereto, as it may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note":  the Term Note described in subsection 2.2.

          "Note Purchase Agreement": shall mean collectively the Note Purchase Agreements dated as of January 15, 1993, copies of which have been delivered to the Bank, entered into between the Guarantor and the various purchasers who are parties thereto, pursuant to which the Guarantor issued $25,000,000 of its 8.41% Senior Secured Notes due February 1, 2013, as amended by Amendment Agreement dated as of June 15, 1993 but not as further amended.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Person": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

          "Plan": any plan of a type described in Section 4021(a) of ERISA in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest publicly announced by the Bank in Charlotte, North Carolina from time to time as its "prime rate", which shall not necessarily be the best or lowest rate of interest offered by the Bank.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treasury rule or regulation, or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

          "Responsible Officer": the Chairman, the President or any Vice President of the Company or, with respect to financial matters, the chief financial officer of such Company or the chief accounting officer of the Company or such other person designated by the Bank and the Company, in writing.

          "Security Agreement": the Security Agreement to be executed and delivered by the Company in favor of the Bank, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Security Documents": the collective reference to the Security Agreement, the Mortgage, and all additional deeds of trust, security agreements and pledge agreements as may from time to time be delivered by the Company or the Guarantor to the Bank pursuant hereto;
     individually, a "Security Document".

          "Subsidiary": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

          "Withdrawal Liability": at a particular date, the aggregate liability of the Company or any Commonly Controlled Entity (regardless of the date of payment) to any Multiemployer Plans pursuant to (S)4201 of ERISA if, on such date, the Company or any Commonly Controlled Entity were to withdraw from such Plans.

     1.2.  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Note, the Security Documents and the Guarantee and in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

          (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

     SECTION 2.  THE LOAN

     2.1. Loan. Subject to the terms and conditions hereof, the Bank agrees to make a loan to the Company in an amount not to exceed FIFTY MILLION DOLLARS ($50,000,000.00), the proceeds of which must be drawn by the Company by October 31, 1994.

     2.2. Note. The term loan made by the Bank pursuant hereto shall be evidenced by the term note of the Company, substantially in the form of Exhibit A hereto with appropriate insertions (the "Note"), payable to the order of the Bank, representing the obligation of the Company to pay the term loan with interest thereon as described in this subsection 2.2.

          (a) Interest Rate. The Note shall bear interest from the date thereof on the unpaid principal amount thereof until such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise) at a rate per annum equal to the Prime Rate plus the Applicable Margin, and thereafter at a rate per annum equal to the Prime Rate plus three percent (3%), until paid in full (both before and after judgment).

          (b) Late Charge. In the event the Company fails to pay any installment of principal and/or interest or otherwise fails to repay the Note within ten (10) days of its due date, the Company will pay the Bank on demand a late charge of 5% of the overdue payment.

          (c) Payment of Principal and Interest. Interest accrued on the Note shall be payable quarterly on the first day of each calendar quarter commencing on October 1, 1994, and upon payment (including prepayment) in full thereof. Principal on the Note shall be payable on July 31, 1997.

          (d)  Security.  The Note shall be secured by the Security
     Documents.

     2.3.  Prepayments.

     (a) Voluntary Prepayments. The principal of the Note may be prepaid in full or in part at any time provided that any partial prepayments shall be in increments of $10,000.

     (b) Mandatory Prepayment. The Company shall prepay the Note with the proceeds of any Indebtedness incurred by the Company subsequent to the date hereof (other than any indebtedness permitted hereunder or under the Guarantee). Such prepayments shall be made simultaneously with the receipt by the Company of such proceeds.

     2.4. Computation of Interest and Fees. Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on the Note resulting from a change in the NationsBank Rate shall become effective as of the opening of the business on the date on which such change in the NationsBank Rate shall become effective.

     2.5. Payments. Each payment by the Company on account of principal, interest and fees with respect to the term loan shall be made to the Bank. All payments (including prepayments) by the Company on account of principal, interest and fees shall be made without set-off or counterclaim to the Bank at the office of the Bank in lawful money of the United States of America and in immediately available funds. If any payment hereunder or on the Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal or interest thereon shall be payable at the then applicable rate during such extension. The Company hereby authorizes and directs the Bank to charge any account of the Company maintained at any office of the Bank with the amount of any principal, interest or fee when the same becomes due and payable under the terms hereof or of the Note.

     2.6. Use of Proceeds. The proceeds of the loan made hereunder shall be used by the Company to fund the expansion of the Facility and for other general corporate purposes.

     2.7 Facility Fee. The Company shall pay the Bank a facility fee on October 31, 1994 in an amount equal to the greater of (i) $20,000.00 or
(ii) an amount equal to .20% per annum on the daily average unused amount of the loan proceeds available hereunder for the period commencing on the date hereof through October 31, 1994.

     2.8 Origination Fee. The Company shall pay the Bank an origination fee of $200,000.00 on the date hereof.


     SECTION 3.  REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and to make the loan herein provided for, the Company hereby covenants, represents and warrants to the Bank that:

     3.1. Corporate Existence; Compliance with Law. The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business required such qualification, and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and could not materially adversely affect the ability of the Company to perform its obligations under the Agreement, the Note and the Security Documents and to effectuate the transactions contemplated hereby and thereby.

     3.2. Corporate Power; Authorization; Enforceable Obligations. The Company and the Guarantor, as the case may be, have the corporate power and authority to make, deliver and perform this Agreement, the Note and the Security Documents, to borrow hereunder and to effectuate the transactions contemplated hereby and have taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Note, to grant the mortgage liens and security interests pursuant to the Security Documents and to authorize the execution, delivery and performance of this Agreement, the Note and the Security Documents. No consent or authorization of, filing with, or other act by or in respect of any Person or any Governmental Authority, is required or advisable in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Note and the Security Documents. This Agreement has been, and the Note and Security Document will be, duly executed and delivered on behalf of the Company and the Guarantor, as the case may be, and this Agreement constitutes, and the Note and each Security Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company or the Guarantor, as the case may be, enforceable against the Company or the Guarantor, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     3.3. No Legal Bar. The execution, delivery and performance of this Agreement, the Note and the Security Documents and the borrowings hereunder, the use of the proceeds thereof and the granting of the mortgage liens and security interests pursuant to the Security Documents will not violate any Requirement of Law or any Contractual Obligation of the Company, and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation except as permitted in subsection 6.2 hereof.

     3.4. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its properties or revenues (a) with respect to this Agreement, the Note, the Guarantee, any of the Security Documents or any of the transactions contemplated hereby or thereby, or (b) which could have a material adverse effect on the business, operations, property or financial or other condition of the Company.

     3.5. No Default. The Company is not in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Company, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Note or any of the Security Documents. No Default or Event of Default has occurred and is continuing.

     3.6. Ownership of Property; Liens. The Company has good record and marketable title in fee simple to all its real property, and good title to all its other property, and none of such property is subject to any Lien, except as permitted in subsection 6.2 hereof.

     3.7. No Burdensome Restrictions. No Contractual Obligation of the Company and no Requirement of Law materially adversely affects, or insofar as the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Company.

     3.8. Taxes. The Company has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority; and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

     3.9. Federal Regulations. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

     3.10. ERISA. No prohibited transaction or accumulated funding deficiency (each as defined in Section 7) or Reportable Event has occurred with respect to any Plan except those reported to the Bank prior to the execution hereof. The present value of all benefits vested under all Plans except Multiemployer Plans does not exceed the value of the assets of such Plans allocable to such vested benefits. None of the Plans is a Multiemployer Plan.

     3.11. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     3.12. Patents, Copyrights, Permits, Licenses, Trademarks and Leases. Either the Company or an Affiliate of the Company owns all of the patents, trademarks, permits, service marks, trade names, copyrights and licenses, or rights with respect to the foregoing, and shall have obtained assignments of all material leases and other rights of whatever nature, necessary for the present conduct of the Company's business, without any known conflict with the rights of others which might result in a material adverse effect on the business, operations, property or financial or other condition of the Company.

     3.13.  The Security Documents.

          (a) Upon the due execution and delivery thereof pursuant to this Agreement, the provisions of the Security Agreement will be effective to create in favor of the Bank, a legal, valid and enforceable security interest in all right, title and interest of the Guarantor in the collateral described therein, which collateral constitutes all of the Equipment owned by the Guarantor and located at the Facility.
     When Uniform Commercial Code financing statements have been filed in the offices in the jurisdictions listed in Schedule 1 hereto under the names set forth in such Schedule, the Security Agreement shall constitute a fully perfected third security interest in all right, title and interest of the Guarantor in such collateral (except that the Security Agreement creates a fourth security interest in the back-up power plant located at the Facility) superior in right to any Liens, which the Company or any third Person may have against such collateral or interest therein, except as permitted by Section 6.2, hereof or by Section 10(b) of the Guarantee.

          (b) Upon the due execution and delivery thereof pursuant to this Agreement, the Mortgage will be effective to grant to the Bank a legal, valid and enforceable Lien on all the property described therein, which property includes all of the real property owned by the Guarantor in Bladen County, North Carolina. When the Mortgage is duly recorded in the office of the Register of Deeds of Bladen County, North Carolina and the recording fees and taxes in respect thereof are paid, the Mortgage shall constitute a fully perfected fourth Lien on the back-up power plant if the back-up power plant is a fixture and a third Lien on the balance of the mortgaged property, subject to the encumbrances and exceptions to title approved by the Bank, and subordinate only to Liens permitted hereby; and when financing statements have been filed in the offices listed on Schedule 1 hereto under the names set forth in such Schedule, the Mortgage shall also create a legal, valid and enforceable fully perfected third or fourth security interest in all personal property which is the subject of the Mortgage, subject to the encumbrances and exceptions to title approved by the Bank, and subordinate only to Liens permitted hereby. All such interests of the Bank shall, except as noted above, be superior in right to any Lien, existing or future, which the Company or any third Person may have against the mortgaged property or interests therein, other than as may be expressly permitted in the Mortgage or by Section
     6.2 hereof or by Section 10(b) of the Guarantee.

     SECTION 4.  CONDITIONS PRECEDENT

     The obligation of the Bank to make the loan hereunder is subject to the satisfaction of the following conditions precedent:

     4.1. Note. The Bank shall have received the Note conforming to the requirements hereof, duly executed and delivered by a duly authorized officer of the Company.

     4.2. Legal Opinion of Counsel. The Bank shall have received an executed legal opinion of Ward and Smith, counsel to the Company, addressed to the Bank, substantially in the form of Exhibit E hereto and covering such other matters incidental to the transactions contemplated hereby as the Bank may reasonably require and satisfactory in form and substance to the Bank.

     4.3. Corporate Proceedings. The Bank shall have received a copy of the resolutions (in form and substance satisfactory to the Bank) of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) the borrowings herein provided for and the granting of the mortgage Liens and security interest pursuant to the Security Documents, and (iv) the execution, delivery and performance of the Note, the Security Documents and the other documents provided for in this Agreement, certified by the Secretary or the Assistant Secretary of the Company. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate. The Bank shall have also received copies of such other corporate documents of the Company as it may request.

     4.4. Incumbency Certificate of Company. The Bank shall have received a certificate of the Secretary or an Assistant Secretary of the Company, as to the incumbency and signature of the officers of the Company executing this Agreement, the Note and any certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     4.5. Corporate Proceedings of Guarantor. The Bank shall have received a copy of the resolutions (in form and substance satisfactory to the Bank) of the Board of Directors of the Guarantor authorizing (i) the execution, delivery and performance of the Guaranty, the Security Agreement and the Mortgage, (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the granting of the mortgage Liens and security interests pursuant to the Security Documents, certified by the Secretary or the Assistant Secretary of the Guarantor. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate. The Bank shall have also received certified copies of the certificate of incorporation and bylaws of the Guarantor and evidence that the Guarantor is qualified to do business in North Carolina.

     4.6. Incumbency Certificate of Guarantor. The Bank shall have received a certificate of the Secretary or an Assistant Secretary of the Guarantor, as to the incumbency and signature of the officers of the Guarantor executing the Guarantee, the Security Documents and any certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     4.7. Guarantee. The Bank shall have received the Guarantee, duly executed and delivered by the Guarantor and dated the date hereof.

     4.8. No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been threatened, against the Company or the Guarantor or any of the officers or directors of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement in whole or in part or questioning the validity or legality of the transactions contemplated by this Agreement or seeking damages in connection with such transactions.

     4.9. Security Agreement. The Bank shall have received the Security Agreement, duly executed and delivered by a duly authorized Responsible Officer of the Guarantor.

     4.10. Mortgage. The Bank shall have received the Mortgage, executed and delivered by a duly authorized Responsible Officer of the Guarantor and duly acknowledged.

     4.11. Filings, Registrations and Recordings. Any documents (including, without limitation, Uniform Commercial Code financing statements) required to be filed, registered or recorded in order to create, in favor of the Bank, a perfected second Lien on the collateral described in the Security Documents shall have been properly filed, registered or recorded in each office in each jurisdiction in which such filings, registrations and recordations are required; the Bank shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Bank that all such filings, registrations and recordations have been made); and the Bank shall have received evidence that all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings have been paid in full by or on behalf of the Company.

     4.12. Survey. The Bank shall have received a survey of the real property conveyed by the Mortgage, in form and substance satisfactory to the Bank.

     4.13. Title Insurance Policies. The Bank shall have received for the Mortgage a mortgagee's title policy or marked up unconditional binder for such insurance and any endorsements reflecting amendments to the Mortgage deemed necessary by the Bank. The policies shall (i) be in amounts reasonably satisfactory to the Bank; (ii) be issued at ordinary rates;
(iii) insure that the Mortgage insured thereby creates a valid third Lien on the real property covered by such Mortgage free and clear of all defects and encumbrances except encumbrances approved by the Bank; (iv) name the Bank, as the insured thereunder; (v) be in the form of an ALTA Loan Policy acceptable to the Bank; and (vi) contain such other endorsements and affirmative coverage as the Bank may request. The Bank shall also have received evidence satisfactory to it that all premiums in respect of such policies have been paid by or on behalf of the Company.

     4.14. Copies of Documents. The Bank shall have received certified copies of all recorded documents referred to, or listed as exceptions to title in, the title policy referred to in paragraph (m) above and copies, certified by such parties as the Bank may deem appropriate, of all other documents affecting the properties covered by the Mortgage.

     4.15. Insurance. The Bank shall have received evidence satisfactory to it that the Company or other appropriate party has obtained the policies of insurance required by the Security Documents and subsection 5.5 of this Agreement.

     4.16. Environmental Compliance. The Bank shall have received a recent Phase I environmental audit with respect to the Facility and such additional evidence as it may require that the Facility is in compliance with all applicable environmental laws and laws relating to hazardous materials.

     4.17. Consents, Licenses, Approvals, etc. The Bank shall have received certified true copies of all consents, licenses and approvals required or advisable in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Note, the Guarantee and the Security Documents, and such consents, licenses and approvals shall be in full force and effect and be satisfactory in form and substance to the Bank.

     4.18. Facility Compliance. The Bank shall have received such evidence as it may request satisfactory in form and substance to the Bank that the Facility and the land conveyed by the Mortgage are in compliance with all Requirements of Law, including, without limitation, evidence that the land conveyed by the Mortgage is a separate tax parcel and is in compliance with zoning and subdivision ordinances, evidence that necessary utilities are available at the Facility, and a letter from an architect or engineer stating that all permits required for the construction of the Facility have been obtained.

     4.19. Lien Searches. The Bank shall have received the results of searches for Uniform Commercial Code financing statements, judgments and tax Liens conducted in the jurisdictions listed on Schedule 1 hereto.

     4.20. Facilities for Handicapped. The Bank shall have received and approved evidence satisfactory to the Bank that the Facility when completed will comply with all Requirements of Law regarding access or facilities for handicapped or disabled persons, including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. (S)4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. (S)3601 et seq.), The Americans with Disabilities Act of 1990 (42 U.S.C. (S)12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. (S)794) and any applicable state statutes relating to access and facilities for handicapped or disabled persons.

     4.21. Evidence of Cost. The Company shall have delivered to the Bank evidence, satisfactory in form and substance to the Bank, that (i) the costs of expanding the Facility which have been actually paid by the Company or the Guarantor plus (ii) the costs of Equipment incurred in connection with such expansion which have been actually paid by the Company or the Guarantor equal or exceed $23,402,069.25.

     4.22. No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder or after giving effect to the making of the loans hereunder.

     4.23. Additional Information. The Bank shall have received, such additional information and materials which it shall have reasonably requested, including, without limitation, copies of any debt agreements, security agreements and other material contracts.

     4.24. Additional Matters. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Agreement, the Guarantee, the Note, and the Security Documents shall be reasonably satisfactory in form and substance to the Bank and its counsel.

     SECTION 5.  AFFIRMATIVE COVENANTS

     The Company hereby agrees that, so long as the Note remains outstanding and unpaid or any other amount is owing to the Bank hereunder, the Company shall:

     5.1.  Financial Statements and Reports.  Furnish to the Bank:

          (a) as soon as available, but in any event within 120 days after the end of the fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and paid-in capital and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified (except for consolidating statements) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountant acceptable to the Bank and certified by a Responsible Officer;

          (b) as soon as available, but in any event not later than 45 days after the end of each accounting quarter of the Company, the unaudited consolidated and consolidating balance sheet of the Company as at the end of each such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and paid-in capital and cash flows of the Company for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous comparable period, certified by a Responsible Officer (subject to normal year-end adjustments);

          All such financial statements to be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

     5.2. Certificates; Other Information. Furnish to the Bank (or in the case of 5.2(c) below, cause the Guarantor to furnish to the Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b) above, a certificate of a Responsible Officer of the Company stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Note and the Security Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and further illustrating the calculation of the matters covered by Sections 6.1, 6.6, 6.7, 6.8 and 6.9.

          (c) promptly, such additional financial and other information as the Bank may from time to time reasonably request (including verifications of the use of the proceeds of the loan made hereunder).

     5.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature, except, in the case of such other obligations, when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

     5.4. Conduct of Business and Maintenance of Existence. Engage in business of the same general type as now conducted, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company.

     5.5. Maintenance of Property, Insurance. Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, designating the Bank as loss payee, provided that, in any event, the Company shall maintain insurance at all times on its tangible personal property and real property in an amount equal to the replacement cost of such property at such time; and furnish to the Bank, upon written request, full information as to the insurance carried.

     5.6. Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company and with its independent certified public accountants.

     5.7.  Notices.  Promptly give notice to the Bank:

          (a)  of the occurrence of any Default or Event of Default;

          (b) of any (i) default or event of default under any Contractual Obligation of the Company or (ii) litigation, investigation or proceeding which may exist at any time between the Company and any Governmental Authority, which in either case could have a material adverse effect on the business, operations, property or financial or other condition of the Company;

          (c) of any litigation or proceeding affecting the Company in which the amount involved is $100,000 or more and not fully covered by insurance or in which injunctive or similar relief is sought and of any material adverse development in such litigation or proceeding;

          (d) of the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Plan, and in addition to such notice, deliver to the Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of the Company setting forth details as to such Reportable Event and the action that the Company or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

          (e) of a material adverse change in the business, operations, property or financial or other condition of the Company.

     Each notice pursuant to this subsection shall be accompanied by a statement of the chief executive officer or chief financial officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. For all purposes of clause (d) of this subsection, the Company shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

     instruments, and perform such other acts, as the Bank may determine are necessary or advisable to maintain the third or fourth priority, as the case may be, of the Liens of the Security Documents in all property subject thereto.

     SECTION 6.  NEGATIVE COVENANTS

     The Company hereby agrees that, so long as the Note remains outstanding and unpaid or any other amount is owing to the Bank hereunder, the Company shall not, directly or indirectly without the Bank's consent:

     6.1. Consolidated Funded Debt. Create, incur, assume or suffer to exist any Consolidated Funded Debt not in existence on the date of this Agreement and reflected on the financial statements of the Company previously delivered to the Bank unless after giving effect thereto, Consolidated Funded Debt does not exceed the percentage of Consolidated Capitalization at such time as set forth in the following table:

                         Percentage of Consolidated
If such time is          Capitalization at such time

Before April 30, 1995         55%

On or After April 30, 1995    50%

     6.2. Limitation on Liens. Create, incur, assume or suffer to exist, any Lien on any of its assets or the assets of its Subsidiaries, except as permitted in the Note Purchase Agreement.

     6.3. Limitation on Contingent Obligations. Agree to, or assume, guarantee, endorse or otherwise in any way, be or become responsible or liable for, directly or indirectly, any Contingent Obligation, except those incurred in the ordinary course of business or those in existence on the date of this Agreement and reflected on the financial statements of the Company previously delivered to the Bank.

     6.4. Prohibition of Fundamental Changes. Except as permitted by the Note Purchase Agreement, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets or stock in a Subsidiary, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests but excluding obsolete or worn out property, or inventory disposed of in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in its present method of conducting business.

     6.5. Dividends. Except as permitted by the Note Purchase Agreement, declare any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company.

     6.6. Maintenance of Working Capital. At any time permit the excess of Consolidated Current Assets of the Company over Consolidated Current Liabilities of the Company to be less than the amount applicable at such time set forth in the following table:

                              Amount Applicable
If such time is                  at such time

After May 1, 1994 and on or
   before April 30, 1995        $ 55,000,000

After April 30, 1995            $ 60,000,000

     of the Company over Consolidated Current Liabilities of the Company to be less than 1.25 to 1.0.

     6.8. Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth of the Company to be less than $150,000,000.00.

     6.9. Charge Coverage Ratio. Permit the ratio of (i) Consolidated EBIT plus Consolidated Lease Expense to (ii) Consolidated Interest Expense plus Consolidated Lease Expense to be less than 1.50 to 1.00, tested on the last day of each calendar quarter by calculating the average of the eight most recent quarterly periods.

     6.10. Transactions with Affiliates and Officers. Enter into any transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or enter, assume or suffer to exist any employment or consulting contract with any Affiliate or any officer thereof, except a transaction or contract which is in the ordinary course of the Company's business and which is upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     6.11. Compliance with ERISA. (a) Terminate any Plan so as to result in any material liability to PBGC or any material Withdrawal Liability, (b) engage in or permit any Person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Company to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or permit to exist any event or condition which presents a material risk of incurring a material liability to PBGC.

     6.12. Management. Permit any change in senior management of the Company.

     6.13.  Trademark Subsidiaries.

          (a) Basic Provisions. Except as set forth on Annex 1 hereto and as otherwise permitted under Section 6.13(b) hereof, the Company will not, and will not permit any Subsidiaries other than SF Investments, Inc. to, own any patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any of its Subsidiaries. The Company will at all times directly or indirectly own one hundred percent (100%) of the capital stock of SF Investments, Inc. and at least eighty percent (80%) of the common stock and one hundred percent (100%) of the Preferred Stock of Patcud Investments, Inc. outstanding at such time.

          (b) No Sale or Merger. The Company will not permit SF Investments, Inc. or Patcud Investments, Inc. to merge with or into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its property to, any other Person or permit any other Person to merge with or into or consolidate with it (except Patcud Investments, Inc. may merge into, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, SF Investments, Inc.). The Company will not permit SF Investments, Inc. or Patcud Investments, Inc. to sell, lease as lessor, transfer or otherwise dispose of any patents, trademarks, service marks, trade names, copyrights and licenses (except Patcud Investments, Inc. may sell such assets to SF Investments, Inc.); provided that the foregoing restrictions will not apply to sales, leases, transfers or other dispositions of each such patent, trademark, service mark, trade name, copyright and license to the Subsidiary designated as its "User" on Annex 1 hereto if, on or prior to the date of disposition, such Subsidiary enters into an enforceable and unconditional Guaranty of the obligations of the Company hereunder and under the Note upon terms and conditions satisfactory to the Bank.

          (c) No Debt or Liens. The Company will not permit SF Investments, Inc. or Patcud Investments, Inc. to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien. The Company will not at any time permit SF Investments, Inc. or Patcud Investments, Inc. to be or become liable for any Indebtedness or to issue mandatorily redeemable stock.

     6.14 Capital Expenditures. Incur, on a consolidated basis with its Subsidiaries, capital expenditures (other than expenditures for normal replacements in the ordinary course of business) in the fiscal year ending April 30, 1995 in excess of $85,000,000 or, in any successive fiscal year, in excess of $50,000,000.


     SECTION 7.  EVENTS OF DEFAULT

     Upon the occurrence of any of the following events:

          (a) The Company shall fail to pay any interest on the Note within five (5) days of the date such amount becomes due, or the Company shall fail to pay any principal of the Note or any other amount payable hereunder in accordance with the terms hereof, or

          (b) Any representation or warranty made or deemed made by the Company or the Guarantor herein or in any Security Document, the Guarantee or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Guarantee or any Security Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in subsection 5.5 or Section 6 hereof; or

          (d) The Company shall default in the observance or performance of any other covenant or agreement contained in this Agreement, and such default shall continue unremedied for a period of 30 days; or

          (e) Any Security Document or the Guarantee shall cease, for any reason, to be in full force and effect in accordance with its terms or any party thereto shall so assert in writing; or the Security Agreement shall cease, for any reason, to grant to the Bank a legal, valid and enforceable lien on any of the collateral described therein or shall cease, for any reason, to have the priority purported to be created thereby at the time of the execution thereof; or any party to any Security Document or the Guarantee shall default in the observance or performance of any of the covenants or agreements contained therein; or

          (f) The Company shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Note) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, and as a result of the events specified in (i) or (ii) above such Indebtedness shall have become due prior to its stated maturity or such Contingent Obligation shall have become payable; or

          (g) (i) The Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it, or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA,
     (v) if on any date, the Withdrawal Liability exceeds $250,000.00, or
     (vi) any other event or condition shall occur or exist and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company to any tax, penalty or other liabilities which in the aggregate are material in relation to the business, operations, property or financial or other condition of the Company, or

          (i) One or more judgments or decrees shall be entered against the Company involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000.00 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed within 60 days from the entry thereof; or

          (j) Joseph W. Luter, III shall cease to own at least 12% of the voting stock of the Company or any Person other than Joseph W. Luter, III shall hold 12% or more of the voting stock of the Company (calculated on the same basis as the Company calculates stock ownership for purposes of reporting to the Securities and Exchange Commission); or

          (k)  An Event of Default shall occur under the Note Purchase
     Agreement.

     then, and in any such event, (a) if such event is an Event of Default specified in paragraph (g) above, all amounts owing under this Agreement and the Note shall immediately become due and payable, and (b) if such event is any other Event of Default and has not been cured within any applicable grace period the Bank may, by notice of default to the Company, declare the loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


     SECTION 8.  MISCELLANEOUS

     8.1 Amendments and Waivers. No provision of this Agreement, the Note, the Guarantee or any of the Security Documents may be amended or modified in any way, nor may non-compliance therewith be waived, except pursuant to a written instrument executed by the Bank and the Company. In the case of any waiver, the Company and the Bank shall be restored to their former position and rights hereunder and under the Note, the Guarantee and the Security Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, which shall include telefax and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telefaxed notice, when delivered, addressed as follows or to such address as may be hereafter notified by the respective parties hereto and any future holders of the Note:


          The Company:        Smithfield Foods, Inc.
                              501 North Church Street
                              Smithfield, Virginia  23430
                              Attn:  Aaron D. Trub
                                    Vice President

          The Bank:           NationsBank of Virginia, N.A.
                              6610 Rockledge Drive
                              1st Floor
                              Bethesda, Maryland  20817
                              Attn:  Michael R. Heredia
                                    Vice President

provided that any notice, request or demand to or upon the Bank shall not be effective until received.

     8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, under the Guarantee or under any Security Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, under the Guarantee and under any Security Document and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note, the Guarantee and such Security Document.

     8.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Bank for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Guarantee, the Note and the Security Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Bank, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the Guarantee and the Security Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Bank, (c) to pay, indemnify, and to hold the Bank harmless from, any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery and recordation of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the Security Documents, the Guarantee and any such other documents, and (d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note, the Guarantee and any of the Security Documents or any transaction financed in whole or in part directly or indirectly with the proceeds of any loans made under this Agreement (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Bank or (ii) legal proceedings commenced against the Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

     8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Bank, all future holders of the Note and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

     8.7  Setoff.

          (a) The Company agrees that the Bank shall have the right to set off and apply against all amounts owing to the Bank by the Company under the Note, the Security Documents and this Agreement, any amount owing to the Company from the Bank, subject to the rights of others, if any, in such amounts.

          (b) In addition to any rights and remedies of the Bank provided by law, the Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; the Company to set off and apply against all amounts owing to the Bank by the Company under the Note, the Security Documents, and this Agreement, and against any other Indebtedness, whether matured or unmatured, of the Company to the Bank, any amount owing from the Bank to the Company, at, or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by the Bank against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Company, or any of them, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Company, or any of them, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Company, or any of them, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Bank prior to the making, filing or issuance, or service upon the Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena or order or warrant.

     8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all parties shall be lodged with the Company and the Bank.

     8.9 Governing Law. This Agreement, the Note, the Guarantee and the Security Documents and the rights and obligations of the parties under this Agreement, the Note, the Guarantee and the Security Documents shall be governed by, and construed and interpreted in accordance with, the law of the State of Virginia, except to the extent that the perfection of any Lien on any collateral may be governed by the law of the state in which such collateral is located.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

                              SMITHFIELD FOODS, INC.


                              By:__________________________
                              Title:_______________________


                             NATIONSBANK OF VIRGINIA, N.A.

                              By:__________________________
                              Title:_______________________

                               Schedule 1

     Jurisdictions for filing Uniform Commercial Code financing statements under the name Carolina Food Processors, Inc.:

          Register of Deeds, Bladen County, North Carolina
          Secretary of State, North Carolina


                                 ANNEX 1

           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      ABERDEEN       cooked and uncooked  REG.          ISSUED 12/18/90     SF              Gwaltney   40860
      FARMS          smoked ham, sliced   1,628,491     AFFIDAVITS:         Investments
                     bacon, chicken                     12/18/96
                     frankfurters,                      RENEWAL:
                     chicken, pork and                  12/18/2000
                     bacon hot dogs,
                     pork sausage,
                     bologna

      ABERDEEN       cooked and uncooked  REG.          ISSUED 1/29/91      SF              Gwaltney   40861
      FARMS & Oval   smoked ham, sliced   1,633,321     AFFIDAVITS:         Investments
      & Scenery      bacon, chicken                     1/29/97
      Design         frankfurters,                      RENEWAL:
                     chicken, pork and                  1/29/2001
                     bacon hot dogs,
                     pork sausage,
                     bologna

      AGAR           bacon and cooked     REG.          ISSUED 1/8/91       PatCud          Patrick    40828
                     hams                 1,631,010     AFFIDAVITS:         Investments     Cudahy
                                                        1/8/97
                                                        RENEWAL:  1/8/2001
      APPLE BLOSSOM  cooked ham           REG. 747,697  ISSUED  4/2/63      PatCud          Patrick    40830
                                                        RENEWAL:  4/2/2003  Investments     Cudahy

      APPLE BLOSSOM  bacon, turkey ham    REG.          ISSUED  8/29/91     PatCud          Patrick    40829
                     and sausage          1,654,655     AFFIDAVITS:         Investments     Cudahy
                                                        8/20/97
                                                        RENEWAL:
                                                        8/20/2001

      BAKE-KING      hydrogenated lard    REG. 571,213  ISSUED  3/3/53      PatCud          Patrick    40831
                                                        RENEWAL:  3/3/93    Investments     Cudahy

      BIG 8'S        frankfurters         REG. 974,101  ISSUED  11/27/73    SF              Gwaltney   40826
                                                        RENEWAL:  11/27/93  Investments


           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      BLUEBIRD &     hams and pork        REG. 968,746  ISSUED  9/18/73     PatCud          Patrick    40832
      Design         shoulders                          RENEWAL:  9/18/93   Investments     Cudahy

      BRIGGS &       fresh, canned, and   REG. 628,792  ISSUED  6/12/56     Esskay, Inc.    ???        40823
      Design         smoked hams, bacon,                RENEWAL:  6/12/96
                     lard, sausage,
                     luncheon meats,
                     scrapple, hamburger
                     steak, liverwurst,
                     salami, bologna,
                     pepper loaf, pork
                     and cheese loaf,
                     olive loaf

      BRITISH        pork products        S.N. 245,227  FILED 2/7/92        Smithfield      Smithfiel  40___
                                                        RESPONSE DUE:       Foods           d Foods    _
                                                        1/1/93              NEED TO
                                                                            ASSIGN TO SF
                                                                            INVESTMENTS
                                                                            WHEN USE
                                                                            BEGINS
      BURST OF       bacon                S.N. _____    FILED  11/12/92     PatCud          Patrick    41137
      BACON                                                                 Investments     Cudahy

      CEBECO         smoked meats-        REG. 372,712  ISSUED  11/14/30    PatCud          Patrick    40833
      (stylized)     namely, bacon                      RENEWAL:  11/14/99  Investments     Cudahy

      CIRCLE "A"     pork shoulders       REG.          ISSUED  2/21/78     PatCud          Patrick    40834
      BRAND &                             1,086,100     RENEWAL:  2/21/98   Investments     Cudahy
      Branding Iron
      Design

      CORNER         ham and luncheon     REG.          ISSUED  10/27/98    SF              Gwaltney   40863
      BUTCHER        meats                1,463,023     AFFIDAVITS:         Investments
                                                        10/27/93





           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      CRAFT MASTER   pork products        S.N. 308,887  FILED  4/1/92       Patrick         Patrick    40679
                                                                            Cudahy  NEED    Cudahy
                                                                            TO ASSIGN TO
                                                                            PATCUD AFTER
                                                                            USE BEGINS

      CYPRESS        smoked, sliced       REG. 598,572  ISSUED  11/23/54    SF              Gwaltney   40865
                     bacon                              RENEWAL:  11/23/94  Investments

      DANDY          prepared meats-      REG. 670,691  ISSUED  12/2/58     PatCud          Patrick    40835
                     namely, bacon,                     RENEWAL:  12/2/98   Investments     Cudahy
                     vienna sausage,
                     potted meat and
                     pork jowls
      DANZIG &       ham                  REG.          ISSUED  7/20/76     PatCud          Patrick    40836
      Design                              1,044,326     RENEWAL:  7/29/96   Investments     Cudahy

      EASY-KARV      ham                  REG.          ISSUED  3/31/87 -   SF              Smithfiel  40866
                                          1,435,143     Supplemental        Investments     d Packing
                                                        Register
                                                        RENEWAL:
                                                        3/31/2007

      EL GORDITO     rendered pork fat    REG.          ISSUED  6/28/55     PatCud          Patrick    40837
      (stylized)                          608,072       RENEWAL:  6/28/95   Investments     Cudahy
      "The little
      fat one"

      ENGLISH        meat                 S.N. 260,923  FILED  3/30/92      Smithfield      Smithfiel  40629
                                                        RESPONSE DUE        Foods           d Foods
                                                        1/8/93              NEED TO
                                                                            ASSIGN TO SF
                                                                            INVESTMENTS
                                                                            WHEN USE
                                                                            BEGINS





           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      ESS-KAY        creamery butter,     REG. 154,687  ISSUED  4/18/22     SF              Esskay     40689
      (stylized)     pure lard, hams,                   RENEWAL:            Investments
                     bacon, shoulders,                  4/18/2002
                     sausages, pork
                     rolls, dried beef,
                     cheese, and lard
                     compounds made of
                     cottonseed oil

      ESS-KAY        lards                REG. 154,807  ISSUED  5/9/22      SF              Esskay     40868
      REFINED PURE                                      RENEWAL:  5/9/2002  Investments
      LARD, SK &
      Design

      ESSKAY &       hams, bacon,         REG.          ISSUED  7/2/91      SF              Esskay     40870
      Curved         frankfurters,        1,649,603     AFFIDAVITS:         Investments
      Rectangle      sausages, bologna                  7/2/97
      background                                        RENEWAL:  7/2/2001
      F.F.V.         cured meats, namely  REG.          ISSUED  2/12/91     SF              Smithfiel  40871
                     hams                 1,634,925     AFFIDAVITS:         Investments     d Packing
                                                        2/12/97
                                                        RENEWAL:
                                                        2/12/2001

      FLAVOR-TAINER  bacon                REG.          ISSUED  7/17/90     PatCud          Patrick    40838
                                          1,606,560     AFFIDAVITS:         Investments     Cudahy
                                                        7/17/96
                                                        RENEWAL:
                                                        7/17/2010

      FROM THE LAND  cooked Smithfield    REG. 699,087  ISSUED  6/7/60      SF              Gwaltney   40872
      OF PEANUTS     hams, uncooked                     RENEWAL:  6/7/2000  Investments
                     Smithfield hams,
                     smoked ham, sausage
                     and lard





           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      GWALTNEY       bacon, sausage,      S.N. 183,867  FILED 7/11/91       SF              Gwaltney   40678
                     frankfurters made                                      Investments
                     of chicken, pork
                     and bacon, bologna,
                     smoked hams, fresh
                     hams, picnics, pork
                     tenderloin tips,
                     pork ribs, pork
                     butts and pork
                     chitterlings

      GWALTNEY &     smoked, cooked and   REG. 815,084  ISSUED 9/13/66 -    SF              Gwaltney   40873
      Oval Design    boned hams, bacon,                 (S)2(f)             Investments
      (lined for     sausage and lard                   RENEWAL:
      red)                                              9/13/2006

      GWALTNEY &     bacon, sausage,      S.N. 183,660  FILED 7/11/91       ownership       Gwaltney   40677
      Oval Design    frankfurters made                  PUBLISHED 8/25/92   needs
                     of chicken, pork                                       correction:
                     and bacon, bologna,                                    application
                     smoked hams, fresh                                     filed by SF
                     hams, picnics, pork                                    Investments,
                     tenderloin tips,                                       then
                     pork ribs, port                                        unnecessary
                     butts and pork                                         assignment
                     chitterlings                                           from gwaltney
                                                                            to SF filed;
                                                                            as published
                                                                            applicant is
                                                                            Gwaltney of
                                                                            Smithfield
      GWALTNEY       frankfurters,        REG.          ISSUED 2/20/79      SF              Gwaltney   41856
      SILVER         bacon, ham, sausage  1,113,726     RENEWAL:  2/20/99   Investments
      SERVICE &      and lunch meat
      Design





           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      HAMDINGERS     ham patties          REG.          ISSUED 1/27/76      PatCud          Patrick    40839
                                          1,031,614     RENEWAL:  1/27//96  Investments     Cudahy

      HAMILTON'S                                                                                       40676
      TAVERN HAM

      HANCOCK'S      sliced and whole     REG. 870,563  ISSUED  6/3/69      SF              Gwaltney   40874
      COUNTRY BRAND  hams, ham butts,                   RENEWAL:  6/3/99    Investments
      & Design       ham hocks, sausage
                     and bacon and pork
                     side meat
      HI-FLAKE       shortening of        REG. 670,706  ISSUED  12/2/58     PatCud          Patrick    40840
                     animal origin                      RENEWAL:  12/2/98   Investments     Cudahy

      HIGHLAND       pork and beef        REG. 163,395  ISSUED  1/9/23      SF              Esskay     40875
      (stylized)     products; namely                   RENEWAL:  1/9/2003  Investments
                     ham, bacon, corned
                     beef and cooked
                     shoulder

      HOME OF SWEET  ham, ham patties     REG.          ISSUED  1/26/88     PatCud          Patrick    40842
      APPLE-WOOD     and ham and cheese   1,474,345     AFFIDAVITS:         Investments     Cudahy
      SMOKE FLAVOR   patties                            1/26/94
                                                        RENEWAL:
                                                        1/26/2008

      HOME OF SWEET  bacon, fresh and     REG.          ISSUED  4/9/91      PatCud          Patrick    40841
      APPLE-WOOD     dry sausage and      1,640,636     AFFIDAVITS:         Investments     Cudahy
      SMOKE FLAVOR   smoked and cooked                  4/9/97
                     hams                               RENEWAL:  4/9/2001
      HYDROLARD      hydrogenated lard    REG. 607,458  ISSUED  6/14/55 -   PatCud          Patrick    40843
      (stylized)                                        Supplemental        Investments     Cudahy
                                                        Register
                                                        RENEWAL:  6/14/95

      JACK SPRAT     bacon and ham        REG. 122,466  ISSUED  8/29/18     PatCud          Patrick    40844
      (stylized)                                        RENEWAL:  8/20/98   Investments     Cudahy



           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      JAMESTOWN      cured and smoked     REG. 875,734  ISSUED  8/26/69     SF              Smithfiel  40876
                     ham, slab and                      RENEWAL:  8/26/99   Investments     d Packing
                     sliced bacon, fresh
                     and smoked sausage,
                     bologna and
                     frankfurters

      JORDAN'S       ham, bacon and pork  REG. 544,493  ISSUED  7/3/51      SF              Smithfiel  40877
      (stylized)     shoulder steaks                    RENEWAL:  7/3/2001  Investments     d Foods

      KING           hot dogs             S.N. 242,876  FILED 1/31/92       Gwaltney of     Gwaltney   40685
      RICHARD'S                                         STATEMENT OF USE    Smithfield,
                                                        DUE 3/15/93         Ltd. NEEDS
                                                                            ASSIGNMENT TO
                                                                            SF
                                                                            INVESTMENTS
                                                                            AFTER USE
                                                                            BEGINS
      LA FORTUNA     dry sausage, namely  REG.          ISSUED 8/14/90      PatCud          Patrick    40845
                     salami               1,609,953     AFFIDAVITS:         Investments     Cudahy
                                                        8/14/96
                                                        RENEWAL:
                                                        8/14/2000

      LUTER'S        cured ham, cooked    REG. 568,899  ISSUED  1/6/53      SF              Smithfiel  40878
                     ham                                RENEWAL:  1/6/2003  Investments     d Packing

      MAPLEAN        ham                  S.N. 214,625  FILED:  10/19/91    Patrick         Patrick    4____
                                                        STATEMENT OF USE    Cudahy NEEDS    Cudahy
                                                        DUE 2/11/93         ASSIGNMENT TO
                                                                            PATCUD AFTER
                                                                            USE BEGINS

      MASH'S & Oval  meats and meat       REG.          ISSUED 7/11/89      Esskay, Inc.    Esskay     40827
      Design         products - namely,   1,547,564     AFFIDAVITS:
                     bacon, hams,                       7/11/95
                     pastrami, corned                   RENEWAL:
                     beef and roast beef                7/11/2009


           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      MASH'S &       hams                 REG. 85-6488  ISSUED  7/1/75      Esskay, Inc.    Esskay     40824
      Design                                            RENEWAL:  7/1/95
      MARYLAND
      STATE
      REGISTRATION

      MASH'S &       corned beef brisket  REG. 85-6489  ISSUED  7/1/75      Esskay, Inc.    Esskay     40825
      Design                                            RENEWAL:  7/1/95
      MARYLAND
      STATE
      REGISTRATION

      MASH'S &       corned beef round    REG. 85-6490  ISSUED  7/1/75      Esskay, Inc.    Esskay     40826
      Design                                            RENEWAL:  7/1/95
      MARYLAND
      STATE
      REGISTRATION
      MAXI LEAN      pork                 S.N. 254,011  ISSUED  3/10/92     Patrick         Patrick    40681
                                                        PUBLISHED 8/18/92   Cudahy NEEDS    Cudahy
                                                                            ASSIGNMENT TO
                                                                            PATCUD AFTER
                                                                            USE BEGINS

      OLDE           fresh sausage,       REG.          ISSUED  10/14/80    SF              Gwaltney   40879
      SMITHFIELD     bacon and ham        1,140,468     RENEWAL:            Investments
                                                        10/14/2000

      OLDE           frankfurters         REG.          ISSUED  6/2/87      SF              Gwaltney   40880
      SMITHFIELD                          1,441,351     RENEWAL:  6/2/2007  Investments

      PAGAN          hams, picnics,       REG.          ISSUED  1/21/41     SF              Gwaltney   40881
      (stylized)     bacon and shoulder   384,542       RENEWAL:            Investments
                     butts                              1/21/2001
      PATRICK'S      bacon                S.N.          FILED:  3/20/92     PatCud          Patrick    40684
      PRIDE                               257,265       PUBLISHED 10/6/92   Investments     Cudahy





           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      PARTICK'S      ham                  REG.          ISSUED  4/9/91      PatCud          Patrick    4____
      PRIDE                               1,640,648     AFFIDAVITS:         Investments     Cudahy
                                                        4/9/97
                                                        RENEWAL:  4/9/2001

      PAVONE         beef and pork        REG.          ISSUED  11/14/39    PatCud          Patrick    40847
                     products - namely,   372,713       RENEWAL:  11/14/99  Investments     Cudahy
                     salami sausages,
                     peppered butts and
                     prosciutto (ham)

      PEPPERINOS     pepporoni            REG.          ISSUED  8/14/90     PatCud          Patrick    40848
                                          1,609,955     AFFIDAVITS:         Investments     Cudahy
                                                        8/14/96
                                                        RENEWAL:
                                                        8/14/2000
      QUEEN          shortening prepared  REG. 681,220  ISSUED  6/30/59     PatCud          Patrick    40849
      O'HEARTS       from meat fats and                 RENEWAL:  6/30/99   Investments     Cudahy
                     vegetable oils

      REALEAN        hams                 REG.          ISSUED  12/16/86 -  PatCud          Patrick    40850
                                          1,421,583     Supplemental        Investments     Cudahy
                                                        Register
                                                        RENEWAL:
                                                        12/16/2006

      ROSSO          dry sausage, namely  REG.          ISSUED  8/14/90     PatCud          Patrick    40851
      ("Red")        pepperoni            1,609,954     AFFIDAVITS:         Investments     Cudahy
                                                        8/14/96
                                                        RENEWAL:
                                                        8/14/2000

      ROYALEAN       ham                  S.N. 234,470  FILED 12/27/91      Patrick         Patrick    40682
                                                        STATEMENT OF USE    Cudahy          Cudahy
                                                        DUE:  3/19/93       NEEDS
                                                                            ASSIGNMENT TO
                                                                            PATCUD AFTER
                                                                            USE BEGINS


           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      SIGNAL         frankfurters, hams,  REG.          ISSUED 2/20/79      SF              Gwaltney   40882
                     fresh and smoked     1,113,723     RENEWAL:  2/20/99   Investments
                     sausage and bologna

      SILVER LABEL   fresh, canned,       REG. 900,879  ISSUED 10/13/70     SF              Esskay     40684
                     frozen, smoked and                 RENEWAL:            Investments
                     processed ham,                     10/13/2000
                     pork, bacon and
                     luncheon meats

      SK & Design    creamery butter,     REG. 156,921  ISSUED 7/18/22      SF              Esskay     40885
                     pure lard, hams,                   RENEWAL:            Investments
                     bacon, shoulders,                  7/28/2002
                     sausages, pork
                     rolls, dried beef
                     and cheese
      SMITHFIELD BY  fresh meats, hams,   REG.          ISSUED  10/17/78    SF              Smithfiel  40886
      LUTER & House  bacon, sausage,      1,104,410     RENEWAL:  10/17/98  Investments     d Packing
      Design         franks, lard                                           CHECK
                                                                            ASSIGNMENT

      SMITHFIELD'S   restaurant services  REG.          ISSUED 3/14/89      SF              Gregory    40687
      CHICKEN 'N     specializing in      1,530,259     AFFIDAVITS:         Investments     Allen
      BAR-B-Q        serving barbeque                   3/14/95                             Moore
                     chicken dinners                    RENEWAL:
                                                        3/14/2009

      SMITHFIELD'S   ?                    REG. 0006163  ISSUED 9/17/85      SF              Gregory    41854
      CHICKEN 'N                                        RENEWAL:  9/17/95   Investments     Allen
      BAR-B-Q                                                                               Moore
      North
      Carolina
      state
      registration






           MARK             GOODS           REG/APPLN          STATUS            OWNER        USER     FILE
      SNOW BALL      lard, tallow,        REG.          ISSUED  12/25/90    PatCud          Patrick    40852
                     animal fat           1,629,306     AFFIDAVITS:         Investments     Cudahy
                     shortening,                        12/26/96
                     hydrogenated lard                  RENEWALS:
                     or tallow, and                     12/25/2000
                     deodorized lard or
                     tallow


